Exhibit 10.16

REPAYMENT AGREEMENT

THIS REPAYMENT AGREEMENT (this “Agreement”) is entered into and effective as of this 17th day of September, 2015 (the “Effective Date”), by and between Quantum Materials Corp., a Nevada corporation (“Quantum”), and Chris Benjamin (“Benjamin”).

WHEREAS, Benjamin has a book value of liability owed to Quantum in the amount of $79,000 (“Obligation”);

WHEREAS, Quantum is willing to extinguish such Obligation and to forego pursuit of penalties otherwise due on the Obligation subject to Benjamin’s compliance with the terms of this Agreement.

NOW, THEREFORE, in consideration of the mutual obligations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.                                      Recitals.  The above recitals are true and correct and are hereby incorporated herein by reference.

2.                                      Acknowledgment of Obligation.  Benjamin expressly acknowledges and agrees that he owes the Obligation to Quantum and hereby waives any and all claims, rights of offset or otherwise, relating to payment of the Obligation and in no event shall he dispute the same.

3.                                      Payment.  Benjamin shall pay Quantum as follows for the extinguishment of the Obligation:

(a)                                 Eighty-two thousand nine hundred and seventy-nine dollars ($82,979) in cash, by redeeming 638,300 shares of common stock of Quantum (“Shares”) back to Quantum’s treasury at a price of $0.13 per Share;

(b)                                 500,000 options issued on March 29, 2013 and expiring on March 29, 2023 with an exercise price of $0.05 per Share shall be surrendered to Quantum; and

(c)                                  487,500 options issued on June 6, 2014 and expiring on June 6, 2019 with an exercise price of $0.08 per Share shall be surrendered to Quantum (collectively, the “Repayment Amount”).

Payment of the Repayment Amount shall be made by Benjamin contemporaneously with the execution and delivery of this Agreement.  Benjamin shall surrender a stock certificate currently held for 1,000,000 Shares and Quantum shall reissue Benjamin a stock certificate for 361,700 Shares (“Remaining Shares”).  Such Remaining Shares shall be restricted from sale for a period of six (6) months unless Shares reach a price of $0.30 per Share.

4.                                      Amendment to Consulting Agreement.  The parties hereby agree that Quantum shall have the right, at any time on or after December 31, 2015, to (i) terminate the existing Consulting Agreement between the parties or (ii) convert the existing term of the Consulting Agreement to month-to-month term.

5.                                      Notices.  All notices, requests, demands or other communications required or permitted by this Agreement shall be in writing and effective when received, and delivery shall be made personally or by registered or certified mail, return receipt requested, postage prepaid, or overnight nationally-recognized courier, addressed as follows:

If to Quantum:	Quantum Materials Corp.
3055 Hunter Road
San Marcos, TX 78666
Attn: Chief Financial Officer

If to Benjamin:	Chris Benjamin

6.                                      Further Assurances.  The parties hereto will execute and deliver such further instruments and do such further acts and things as may be reasonably required to carry out the intent and purposes of this Agreement.

7.                                      Amendments.  This Agreement may be amended only by an instrument in writing, executed by all of the parties hereto.

8.                                      Choice of Law.  This Agreement shall be construed and interpreted and the rights of the parties shall be determined in accordance with and governed by the laws of the State of Texas, without regard to conflicts of laws principles.

9.                                      Submission to Jurisdiction.  Subject to the dispute resolution procedures set forth in this Agreement, each of the parties submits to the jurisdiction of any state or federal court sitting in Harris County, Texas, in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court. Each party also agrees not to bring any action or proceeding arising out of or relating to this Agreement (exclusive of any action seeking equitable remedies) in any other court. Each of the parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required of any other party with respect thereto. Each party agrees that a final judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law or in equity.

10.                               WAIVER OF JURY TRIAL.  THE PARTIES HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY, AFTER CAREFUL CONSIDERATION AND AN OPPORTUNITY TO SEEK LEGAL ADVICE, WAIVE THEIR RIGHT TO HAVE A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING OUT OF OR IN ANY WAY CONNECTED WITH ANY OF THE PROVISIONS OF OR MATTERS RELATED TO THIS AGREEMENT.

11.                               Attorneys’ Fees.  If any party hereto brings an action to enforce the terms hereof or to declare rights hereunder, the prevailing party or parties shall be entitled to receive from the non-prevailing party, the prevailing party’s or parties’ costs and reasonable attorneys’ and paralegals’ fees, through all trials and appeals and all settlement and collection proceedings.

12.                               Entire Agreement.  This Agreement constitutes the entire agreement between the parties hereto, with respect to the subject matter hereof, and supersedes and replaces any and all prior or other agreements, negotiations, understandings, inducements, conditions or representations, expressed or implied, oral or written, between the parties hereto with respect to the subject matter hereof.

13.                               Binding Effect; No Assignment.  This Agreement shall be binding upon the parties hereto, their heirs, personal representatives, executors, administrators, successors and permissible assigns. No party may assign or transfer its interests herein, or delegate its duties hereunder, without the written consent of the other parties.

14.                               Invalid Provisions.  The invalidity or unenforceability of a particular section, provision, paragraph, subparagraph, sentence or term of this Agreement shall not affect the other sections, provisions, paragraphs, subparagraphs, sentences or terms hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provisions, sections, subparagraphs, sentences or terms were omitted.

15.                               Waiver.  No waiver of any provision of this Agreement shall be effective unless it is in writing and signed by all of the parties hereto, and any such written waiver shall only be applicable to the specific instance to which it relates and shall not be deemed to be a continuing or future waiver.

16.                               Interpretation.  Whenever the context hereof shall so require or admit, the singular shall include the plural and the masculine gender shall include the feminine and neuter gender and visa versa.

17.                               Headings.  The headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

18.                               Construction.  By the execution hereof, each party acknowledges and agrees having had the opportunity to review, negotiate and approve all of the provisions of this Agreement, to the terms hereof, and the parties waive the normal rule of construction that any ambiguities in this Agreement shall be construed against the party that drafted the Agreement.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date.

Quantum:

Quantum Materials Corp.,
a Nevada corporation

	By:	/s/ Stephen Squires
	Name:	Stephen Squires
	Title:	President and CEO

Benjamin:	/s/ Christopher Benjamin
Chris Benjamin